AZTAR CORPORATION
                    2390 East Camelback Road, Suite 400
                          Phoenix, Arizona 85016


                             February 25, 1998

Robert M. Haddock
Executive Vice President and
     Chief Financial Officer
Aztar Corporation
2390 East Camelback Road, Suite 400
Phoenix, Arizona 85016

Dear Mr. Haddock:

          By letter agreement dated July 6, 1995 (the "Severance Agreement"), Aztar Corporation (the "Corporation") agreed to provide you with certain severance benefits in the event your employment with the Corporation terminated in a Qualifying Termination (as defined in the Severance Agreement). In consideration of your valuable services to the Corporation and in order to induce you to continue your employment with the Corporation, the Corporation and you hereby agree to amend the Severance Agreement by amending and restating clause ii) of Section 7.1 of the Severance Agreement in its entirety, as follows:

                    "ii)      in lieu of any further salary or other pay-
                    ments to you under any agreement for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you, at the time specified in
                    Section 7.2, a lump sum severance payment (together with the payments provided in Sections 7.1(iii) and 7.1(iv) below, the "Severance Payments") equal to 300% of your base salary as in effect as of the Date of Termination and 300% of the average of the annual bonuses awarded to you pursuant to the Corporation's performance bonus plan (the "Bonus Plan"), or any successor bonus plan thereto, with respect to the three (3) fiscal years (or your total years of employment with the Corporation, if less than three
                    (3)) preceding the Date of Termination;"

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this subject.


                              Sincerely,

                              AZTAR CORPORATION



                              By PAUL E. RUBELI
                              Paul E. Rubeli
                              Chairman of the Board, President and
                                   Chief Executive Officer


Agreed to this of 24th day
of March 1998.

R. HADDOCK
Robert M. Haddock

Address:  Robert M. Haddock
          Executive Vice President and
               Chief Financial Officer
          c/o Aztar Corporation
          2390 East Camelback Road, Suite 400
          Phoenix, Arizona  85016